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                                                                    Exhibit 3.01

                                                                         PAGE  1

                                    DELAWARE

                                 THE FIRST STATE


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "NTS REALTY HOLDINGS LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2003, AT 3:24 O' CLOCK P.M.


[LOGO]

                                    /s/ Harriet Smith Windsor
                                    --------------------------------------------
                                    Harriet Smith Windsor, Secretary of State

3709635  8100                       AUTHENTICATION:  2661569

030624561                                     DATE:  09-29-03

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                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     NTS REALTY HOLDINGS LIMITED PARTNERSHIP

     This Certificate of Limited Partnership of NTS Realty Holdings Limited Partnership (hereinafter referred to as the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

1. The name of the Partnership is NTS Realty Holdings Limited Partnership

2. The address of the registered office of the Partnership in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, 19801, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3. The names and business, residence or mailing address of each of the general partners are as follows:

               NAME                      ADDRESS
               ----                      -------
     NTS Capital Corporation             10172 Linn Station Road
                                         Louisville, Kentucky 40223


      Delaware Limited Partnership - Certificate of Limited Partnership 8/96 - 1

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
DELIVERED 03:24 PM 09/29/2003
  FILED 03:24 PM 09/29/2003
SRV 030624561 - 3709635 FILE

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     IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership to be duly executed as of this day of September 26, 2003.


                                       /s/ Brian F. Lavin
                                       -----------------------------------------
                                       Brian F. Lavin, President of NTS Capital
                                       Corporation, the General Partner


      Delaware Limited Partnership - Certificate of Limited Partnership 8/96 - 2